UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2010

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of Principal Executive Offices, Including Zip Code)

(609) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

South Jersey Industries, Inc. (“SJI”) amended its bylaws (Article II, Section 2.1) to increase the size of its board of directors from 9 to 10 members at its November 19, 2010 board meeting.  The members of SJI’s board then elected Victor A. Fortkiewicz to SJI’s board.  Mr. Fortkiewicz will serve on the Governance Committee and the Corporate Responsibility Committee.

In addition, current board members Walter M. Higgins III and Keith S. Campbell were elected Lead Independent Director, and Chairman of the Compensation Committee, respectively, to fill the unexpired terms of W. Cary Edwards.

The press release announcing the elections attached hereto as Exhibit 99.1, and the amended SJI bylaws, attached hereto as Exhibit 99.2, are hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

South Jersey Industries, Inc. (“SJI”) amended its bylaws (Article II, Section 2.1) to increase the size of its board of directors from 9 to 10 members at its November 19, 2010 board meeting.  The members of SJI’s board then elected Victor A. Fortkiewicz to SJI’s board.  Mr. Fortkiewicz will serve on the Governance Committee and the Corporate Responsibility Committee.   The press release announcing the election of Mr. Fortkiewicz attached hereto as Exhibit 99.1, and the amended SJI bylaws, attached hereto as Exhibit 99.2, are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 22, 2010 issued by South Jersey Industries.

99.2	Bylaws of South Jersey Industries, Inc. as amended and restated through November 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES

Date: November 22, 2010	By: /s/ David A. Kindlick
David A. Kindlick
Vice President & Chief Financial Officer